Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Post-Effective Amendment No. 3 to the registration statement on Form S-1 of our report dated March 22, 2021, on our audits of the consolidated financial statements of Trulieve Cannabis Corp. (and its subsidiaries) as at December 31, 2020 and 2019 and for each of the years in the three year period ended December 31, 2020. We also consent to the reference to our firm under the caption “Experts”.

/s/ MNP LLP

Chartered Professional Accountants
Licensed Public Accountants
January 21, 2022
Ottawa, Canada